Exhibit 99.1

Lixte Biotechnology Holdings, Inc. Announces the Closing of $1.5 Million Registered Direct Offering

PASADENA, CALIF, July 8, 2025 (GLOBE NEWSWIRE) — Lixte Biotechnology Holdings, Inc. (NASDAQ: LIXT) (the “Company”), a clinical stage pharmaceutical company, today announced the closing of a registered direct offering with accredited investors for the purchase and sale of approximately $1.5 million of shares of Common Stock (or Pre-Funded Warrants).

The offering consisted of the sale of an aggregate of 974,026 shares of Common Stock (or Pre-funded Warrants in lieu thereof). The public offering price per share of Common Stock was $1.54 (or $1.53999 for each Pre-Funded Warrant, which is equal to the offering price per share of Common Stock sold in the offering minus an exercise price of $0.00001). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full.

Aggregate gross proceeds to the Company were approximately $1.5 million. The transaction closed on July 8, 2025. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

Spartan Capital Securities, LLC acted as exclusive placement agent for the offering. TroyGould PC acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Spartan Capital Securities, LLC.

The registered direct offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-278874) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on May 2, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Spartan Capital Securities, LLC, Attention: Prospectus Department, 45 Broadway, 19th Floor, New York, NY 10006, by e-mail at investmentbanking@spartancapital.com. Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lixte Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve outcomes for patients with cancer.

LIXTE’s lead compound, LB-100, is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm. LIXTE’s new approach is covered by a comprehensive patent portfolio. Proof-of-concept clinical trials are currently in progress for Ovarian Clear Cell Carcinoma, Metastatic Colon Cancer and Advanced Soft Tissue Sarcoma. Additional information about LIXTE can be found at www.lixte.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

info@lixte.com
General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or
PondelWilkinson Inc. Investor Relations pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962